Exhibit 99.1

-8655
FOR IMMEDIATE RELEASE For more information contact: Mandi Hogan (805) 981-8655

LTC REPORTS 2024 FIRST QUARTER RESULTS AND DISCUSSES RECENT ACTIVITIES

WESTLAKE VILLAGE, CALIFORNIA, April 29, 2024 -- LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for the first quarter ended March 31, 2024.

	Three Months Ended
	March 31,
	2024	2023

	(unaudited)

Net income available to common stockholders	$24,065	$32,929
Diluted earnings per common share	$0.56	$0.80
NAREIT funds from operations ("FFO") attributable to common stockholders	$29,909	$27,200
NAREIT diluted FFO per common share	$0.69	$0.66
FFO attributable to common stockholders, excluding non-recurring items	$27,532	$27,462
Funds available for distribution ("FAD")	$31,274	$30,085
FAD, excluding non-recurring items	$28,897	$28,515

First quarter 2024 financial results were impacted by:

●	Higher rental revenue due to the repayment of $2.4 million of rent credit in connection with the sale of a 110-unit assisted living community, discussed below, rent received from a 2023 second quarter acquisition, the timing of cash rent received, lease renewals, and annual rent escalations, partially offset by property sales and transitioned portfolios;
●	Higher interest income from mortgage loans resulting from mortgage loan originations during 2023, and funding under a construction loan in 2024;
●	Lower interest and other income primarily due to the exit IRR and prepayment fee received in 2023 in connection to the payoff of two mezzanine loans, partially offset by a 2023 mezzanine loan origination;
●	Higher interest expense primarily due to higher interest rates and a higher outstanding balance on LTC’s revolving line of credit, partially offset by scheduled principal paydowns on LTC’s senior unsecured notes;
●	Decrease in provision for credit losses primarily due to higher dollar volume of loan originations in the 2023 first quarter than in the 2024 first quarter; and
●	A $3.3 million net gain on sale in 2024 related to seven assisted living communities, of which five were located in Texas, one was located in Florida and one was located in Wisconsin. See below for further discussion of the sales transactions.

During the first quarter of 2024, LTC completed the following transactions:

●	Completed the previously announced sale and re-lease process for 10 assisted living communities under the ALG Senior (“ALG”) master lease. These properties, seven of which were built in the 90s, are primarily located in small rural towns, were non-revenue generating, and were temporarily transitioned to ALG in July 2022 following the COVID pandemic, allowing LTC time to find a more permanent solution for the portfolio, as follows:

o	Transitioned two of the properties located in Georgia and South Carolina to an operator new to LTC. The lease term is two years with two one-year extension options. The initial rent for the first six months is zero, after which rent will be based on mutually agreed upon fair market rent. The master lease includes a purchase option that can be exercised in 2027, if the two one-year lease extensions are exercised. Additionally, LTC agreed to fund up to $906,000 for capital improvements for the first year, and up to $240,000 for a working capital note, at 8.25%, maturing on December 31, 2025;
o	Sold five of the properties located in Texas for $1.6 million, as mentioned above. LTC received $925,000 of proceeds, net of transaction costs, and recorded a loss on sale of $356,000;
o	In April 2024, two of the properties located in Texas, that were closed in 2023 and 2024, were sold for $500,000. LTC received proceeds of approximately $400,000, net of transaction costs, and anticipates recording a minimal gain on sale in the second quarter of 2024; and
o	In April 2024, transitioned one of the properties located in Texas to an operator new to LTC. The lease term is for two years with two one-year extension options, each of which is contingent on certain coverage thresholds. The initial rent for the first six months is zero, after which rent will be based on mutually agreed upon fair market rent. The master lease includes a purchase option that can be exercised beginning in 2026, if the one-year lease extension is exercised. Additionally, LTC agreed to fund up to $570,000 for capital improvements for the first year of the lease, and up to $290,000 for a working capital note, at a rate of 9.0%, maturing concurrently with the master lease maturity.
●	As previously announced, sold its interest in a joint venture investment in a 110-unit assisted living community in Wisconsin for $23.1 million, which yielded 8.1% to LTC in 2023. The purchase price included repayment of $2.4 million of rent credit provided to the operator during new construction lease-up, as well as the payoff of a $550,000 note receivable. LTC received net proceeds of $20.2 million, net of transaction costs, and recorded a gain on sale of $4.0 million;
●	Sold a 60-unit assisted living community in Florida for $4.5 million, as mentioned above. LTC received proceeds of $4.3 million, net of transaction costs, and recorded a loss on sale of $319,000;
●	Funded $2.9 million under a $19.5 million mortgage loan commitment for the construction of an 85-unit assisted living and memory care community in Michigan. The borrower contributed $12.1 million of equity upon origination in July 2023, which was used to initially fund the construction. The loan has a term of approximately three years, and is interest only at a rate of 8.75%. The loan includes two, one-year extensions, each of which is contingent on certain coverage thresholds;
●	As previously announced, amended its unsecured revolving line of credit to accelerate the one-year extension option notice date to January 4, 2024. Concurrently, LTC exercised its option to extend the maturity date on its unsecured revolving line of credit to November 19, 2026. All other provisions of the agreement remain unchanged;
●	Repaid $25.2 million under LTC’s revolving line of credit;
●	Paid $6.0 million in regular scheduled principal payments under LTC’s senior unsecured notes; and
●	Sold 139,100 shares of LTC’s common stock for $4.5 million in net proceeds under its equity distribution agreements.

Subsequent to March 31, 2024, LTC completed the following transactions:

●	As previously announced, originated a $12.7 million mortgage loan to Ignite Medical Resorts. The mortgage loan is secured by a skilled nursing and assisted living campus in Texas. The campus was built in 2017, and includes 78 units (48 skilled nursing and 30 assisted living) and 104 licensed beds (70 skilled nursing and 34 assisted living). The five-year mortgage loan is interest only at a current rate of 9.15%. The investment will be accounted for as an unconsolidated joint venture, and is expected to generate approximately $884,000 of revenue in 2024;
●	Transitioned an assisted living community located in Texas from ALG to an operator new to LTC, and sold two former ALG assisted living communities for $500,000, as mentioned above;
●	Executed a term sheet with HMG Healthcare (“HMG”), whereby an agreement has been reached, in principle, to amend the master lease covering 11 skilled nursing centers in Texas to extend the term through December 2028. Annual rent will increase by $1.0 million to $9.0 million for 2024. Rent will increase to $9.5 million in 2025, to $10.0 million in 2026 and then escalating 3.3% annually thereafter through 2028. The amended master lease provides HMG with two five-year renewal options, with rent in the initial year of the first renewal term adjusting to fair market rent subject to a collar between 2.5% and 12.5%. As a condition of the amendment, HMG will repay $11.9 million on its $13.5 million working capital note during the 2024 second quarter. Upon the repayment, the remaining balance of the working capital note will be interest-free, and will be repaid in installments through 2028;

●	An operator exercised its renewal option for another five years, from March 2025 through February 2030. Annual cash and GAAP rent for 2024 are $8.0 million and $7.0 million, respectively, escalating 2.5% annually. The master lease covers 666 beds across four skilled nursing centers, three in Texas and one in Wisconsin, and a behavioral health care hospital in Nevada; and
●	Sold 204,700 shares of common stock for $6.5 million in net proceeds under its equity distribution agreements.

“After solid execution in 2023 during which we further optimized and strengthened our portfolio, we entered this year stronger and in a better position to concentrate on growing our company,” said Wendy Simpson, LTC’s Chairman and Chief Executive Officer. “Our senior management team is devoting the majority of their time on producing this strategic, long-term and sustainable growth, and we feel very good about LTC’s future opportunities.”

Conference Call Information

LTC will conduct a conference call on Tuesday, April 30, 2024, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended March 31, 2024. The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCreit.com
USA Toll-Free Number	(888) 506-0062
International Number	(973) 528-0011
Conference Access Code	674331

Additionally, an audio replay of the call will be available one hour after the live call through May 14, 2024 via the following:

USA Toll-Free Number	(877) 481-4010
International Number	(919) 882-2331
Conference Number	50325

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC’s investment portfolio includes 194 properties in 26 states with 32 operating partners. Based on its gross real estate investments, LTC’s investment portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward-Looking Statements

This press release includes statements that are not purely historical and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward-looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2024	2023

	(unaudited)
Revenues:
Rental income	$33,549	$31,735
Interest income from financing receivables(1)	3,830	3,751
Interest income from mortgage loans	12,448	11,244
Interest and other income	1,539	2,770
Total revenues	51,366	49,500

Expenses:
Interest expense	11,045	10,609
Depreciation and amortization	9,095	9,210
Impairment loss	—	434
Provision for credit losses	24	1,731
Transaction costs	266	117
Property tax expense	3,383	3,293
General and administrative expenses	6,491	6,294
Total expenses	30,304	31,688

Other operating income:
Gain on sale of real estate, net	3,251	15,373
Operating income	24,313	33,185
Income from unconsolidated joint ventures	376	376
Net income	24,689	33,561
Income allocated to non-controlling interests	(459)	(427)
Net income attributable to LTC Properties, Inc.	24,230	33,134
Income allocated to participating securities	(165)	(205)
Net income available to common stockholders	$24,065	$32,929

Earnings per common share:
Basic	$0.56	$0.80
Diluted	$0.56	$0.80

Weighted average shares used to calculate earnings per
common share:
Basic	42,891	41,082
Diluted	43,032	41,189

Dividends declared and paid per common share	$0.57	$0.57

(1)	Represents rental income from acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on our Consolidated Statements of Income.

Supplemental Reporting Measures

FFO and FAD are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2024		2023

GAAP net income available to common stockholders	$24,065		$32,929
Add: Impairment loss	—		434
Add: Depreciation and amortization	9,095		9,210
Less: Gain on sale of real estate, net	(3,251)		(15,373)
NAREIT FFO attributable to common stockholders	29,909		27,200

Add: Non-recurring items	(2,377)	(1)	262	(2)
FFO attributable to common stockholders, excluding non-recurring items	$27,532		$27,462

NAREIT FFO attributable to common stockholders	$29,909		$27,200
Non-cash income:
Add: straight-line rental adjustment	550		465
Add: amortization of lease incentives	233		209
Less: Effective interest income	(1,644)		(1,608)
Net non-cash income	(861)		(934)

Non-cash expense:
Add: Non-cash compensation charges	2,202		2,088
Add: Provision for credit losses	24		1,731	(3)
Net non-cash expense	2,226		3,819

Funds available for distribution (FAD)	$31,274		$30,085

Less: Non-recurring income	(2,377)	(1)	(1,570)	(4)
Funds available for distribution (FAD), excluding non-recurring items	$28,897		$28,515

(1)	Represents the repayment of rent credit received in connection with the sale of a 110-unit assisted living community in Wisconsin. The rent credit was provided to the operator during new construction lease-up.
(2)	Represents the net of (3) and (4) below.
(3)	Includes $1,832 of provision for credit losses related to the $121,321 acquisition accounted for as a financing receivable and $61,900 of mortgage loan originations.
(4)	Represents the exit IRR and prepayment fee received in 2023 in connection to the payoff of two mezzanine loans.

Reconciliation of FFO and FAD (continued)

The following table continues the reconciliation between GAAP net income available to common stockholders and each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2024	2023

NAREIT Basic FFO attributable to common stockholders per share	$0.70	$0.66
NAREIT Diluted FFO attributable to common stockholders per share	$0.69	$0.66

NAREIT Diluted FFO attributable to common stockholders	$30,074	$27,200
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	43,309	41,189

Diluted FFO attributable to common stockholders, excluding non-recurring items	$27,697	$27,462
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	43,309	41,189

Diluted FAD	$31,439	$30,085

Weighted average shares used to calculate diluted FAD per share	43,309	41,189

Diluted FAD, excluding non-recurring items	$29,062	$28,515
Weighted average shares used to calculate diluted FAD, excluding non-recurring items, per share	43,309	41,189

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share, audited)

	March 31, 2024	December 31, 2023
	(unaudited)	(audited)
ASSETS
Investments:
Land	$120,137	$121,725
Buildings and improvements	1,219,622	1,235,600
Accumulated depreciation and amortization	(383,782)	(387,751)
Operating real estate property, net	955,977	969,574
Properties held-for-sale, net of accumulated depreciation: 2024—$2,773; 2023—$3,616	389	18,391
Real property investments, net	956,366	987,965
Financing receivables,(1) net of credit loss reserve: 2024—$1,980; 2023—$1,980	196,010	196,032
Mortgage loans receivable, net of credit loss reserve: 2024—$4,845; 2023—$4,814	480,250	477,266
Real estate investments, net	1,632,626	1,661,263
Notes receivable, net of credit loss reserve: 2024—$605; 2023—$611	59,946	60,490
Investments in unconsolidated joint ventures	19,340	19,340
Investments, net	1,711,912	1,741,093

Other assets:
Cash and cash equivalents	9,010	20,286
Debt issue costs related to revolving line of credit	1,786	1,557
Interest receivable	55,842	53,960
Straight-line rent receivable	19,075	19,626
Lease incentives	3,578	2,607
Prepaid expenses and other assets	17,192	15,969
Total assets	$1,818,395	$1,855,098

LIABILITIES
Revolving line of credit	$277,050	$302,250
Term loans, net of debt issue costs: 2024—$305; 2023—$342	99,695	99,658
Senior unsecured notes, net of debt issue costs: 2024—$1,194; 2023—$1,251	483,466	489,409
Accrued interest	4,861	3,865
Accrued expenses and other liabilities	34,481	43,649
Total liabilities	899,553	938,831

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2024—43,271; 2023—43,022	433	430
Capital in excess of par value	996,631	991,656
Cumulative net income	1,658,625	1,634,395
Accumulated other comprehensive income	6,488	6,110
Cumulative distributions	(1,775,928)	(1,751,312)
Total LTC Properties, Inc. stockholders’ equity	886,249	881,279
Non-controlling interests	32,593	34,988
Total equity	918,842	916,267
Total liabilities and equity	$1,818,395	$1,855,098

(1)	Represents acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our Consolidated Balance Sheets.